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                                                                    EXHIBIT 99.1

NEWS RELEASE

Contact:                 or             Investors:
Glenn Nortman                           Robert Weiner
5B Technologies, Inc.                   Capital Communications Group, Inc.
Chief Executive Officer                 Phone: (561) 391-2112
Phone: (516) 938-3400                   Media:
                                        Donna Autuori
                                        Autuori Corporate Communications, Inc.
                                        Phone: (631) 969-0958

   5B TECHNOLOGIES CORPORATION RECEIVES $1 MILLION EQUITY INVESTMENT

     JERICHO, NY, April 18, 2000 - 5B Technologies Corporation (Nasdaq: FIVE) today announced that it has received an equity investment of $1 Million from a fund managed by WEC Asset Management LLC, a New York-based investment management company.

     Glenn Nortman, CEO of 5B Technologies Corporation, commented, "We are very pleased to have received an investment in the Company from a strong institutional investor - WEC Asset Management. To complete an investment in the Company during the recent weak market conditions indicates WEC's belief in our growth strategy and commitment to our Company. Their investment further signifies the strength of our Company's business operations as well as their confidence in our abilities to generate continuing long-term growth and profitability."

     "Recent market conditions have caused our stock price to decline, however, the fundamentals of our Company have not changed, and we are now better positioned for positive developments in our future. We have improved our liquidity and ability to leverage our current base of business as a result of this transaction. We remain committed to the continued growth of our Internet and e-commerce services business, and we remain very positive on the future of the Company and our ability to generate sustained revenue growth and profitability", concluded Mr. Nortman.

     Daniel Saks, principal of WEC Asset Management LLC, said, "5B Technologies possesses an exciting growth strategy, strong technological expertise, and is well capitalized to fuel continuing growth. We are confident in the abilities of Glenn Nortman and his team, and we look forward to participating in the long term growth of the company."

     WEC's $1 Million investment was made in a 6% convertible preferred security that is convertible over the next three years into shares of the Company's common stock. In addition, the
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5B TECHNOLOGIES CORPORATION RECEIVES $1 MILLION EQUITY INVESTMENT
Page 2: April 18, 2000

Company issued warrants to WEC, which, when exercised into Shares of common stock will provide additional capital to the Company to assist in fueling its continued growth. The Company anticipates using the proceeds from the sale of the convertible preferred stock to fund its growth strategy, including acquisitions, strategic alliances, co-ventures and the expansion and enhancement of Company resources, primarily focused on its Internet and e-commerce services business.

     5B Technologies Corporation and subsidiaries is a comprehensive business solution provider, offering customers a wide range of integrated services, including Internet solutions, information technology consulting, systems integration, staffing services and lease financing.

     Statements contained in this press release, which are not historical facts, are forwarding-looking statements. The forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein contain a number of risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, specific factors impacting the Company's business including increased competition; the ability of the Company to expand its operations and attract and retain qualified sales representatives experienced in the Internet and Information Technology ("IT") sectors; the ability of the Company to attract and retain Internet solutions and IT professionals skilled in specific applications; the ability of the Company to attract and retain qualified personnel in the legal staffing sector; the availability of computer equipment; the availability of capital and the Company's ability to attract investment capital technological obsolescence of the Company's computer equipment; competition in the Internet solutions and IT consulting sector and general economic conditions.

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